EXHIBIT 3.253
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/23/1998
981370486 — 2947802
CERTIFICATE OF FORMATION
OF
DETAR HOSPITAL, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
FIRST: The name of the limited liability company is Detar Hospital, LLC (the “Company”).
SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of September 23, 1998.
By: /s/John M. Franck II
Name: John M. Franck II
Title: Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:30 PM 05/07/1999
991183213 — 2947802
CERTIFICATE OF MERGER
OF
HDP VICTORIA, LLC
INTO
DETAR HOSPITAL, LLC
Pursuant to Section 18-209 of the
Delaware Limited Liability Company Act
The undersigned limited liability company DOES HEREBY CERTIFY:
FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

Detar Hospital, LLC (“LLC 1”)	Delaware

HDP Victoria, LLC (“LLC 2”)	Delaware
SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities in the merger.
THIRD: LLC 2 shall be merged with and into LLC 1, with LLC 1 being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Detar Hospital, LLC.
FOURTH: The Certificate of Formation of LLC 1 at the effective date of the merger shall be the Certificate of Formation of the Surviving Entity.
FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.
SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of the constituent entities.

SEVENTH: This Certificate of Merger shall be effective on May 7, 1999.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 6th day of May, 1999.
DETAR HOSPITAL, LLC
By: /s/Ronald Lee Grubbs, Jr.
Ronald Lee Grubbs, Jr.
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 09/29/2000
001496921 — 2947802
CERTIFICATE OF MERGER
OF
LAREDO INTEREST, LLC
WITH AND INTO
DETAR HOSPITAL, LLC
Pursuant to
Section 18-209 of the Delaware Limited Liability Company Act
The undersigned limited liability companies DO HEREBY CERTIFY:
FIRST: The name and the state of organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

Laredo Interest, LLC	Delaware

DeTar Hospital, LLC	Delaware
SECOND: An Agreement and Plan of Merger (the “Merger Agreement”) between the constituent entities to the merger (the “Merger”) has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 18-209 of the Delaware Limited Liability Company Act.
THIRD: Laredo Interest, LLC will be merged with and into DeTar Hospital, LLC, with DeTar Hospital, LLC being the surviving entity in the Merger. The name of the surviving entity will be DeTar Hospital, LLC.
FOURTH: The executed Merger Agreement is on file at the principal place of business of DeTar Hospital, LLC. The address of DeTar Hospital, LLC is 13455 Noel Road, 20th Floor, Dallas, TX 75240.

FIFTH. A copy of the Merger Agreement will be furnished by DeTar Hospital, LLC, on request and without cost, to any member of the constituent entities.
SIXTH: The effective date of this Certificate of Merger is October 1, 2000.
IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 29th day of September 2000.
DETAR HOSPITAL, LLC LAREDO INTEREST, LLC

/s/ W. Stephen Love	/s/ W. Stephen Love

W. Stephen Love	W. Stephen Love

Sr. Vice President	Sr. Vice President